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EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES




The following tabulation presents the calculation of primary and fully diluted earnings per common share for the nine-month and three-month periods ended September 30, 1998 and 1997.

                                                       Nine Months Ended                  Three Months Ended
                                                          September 30,                       September 30,
                                                 -------------------------------    -------------------------------
                                                     1998              1997              1998              1997
                                                 -------------    --------------    -------------    --------------
Reported net income.........................     $   2,512,822    $    2,529,788    $     923,883    $      705,434

Earnings on common shares...................     $   2,512,822    $    2,529,788    $     923,883    $      705,434
                                                 =============    ==============    =============    ==============

Weighted average common
       shares outstanding - basic...........         3,915,091         3,794,997        3,959,060         3,809,494
                                                 =============    ==============    =============    ==============

Earnings per common share-basic
  Income from continuing operations.........     $         .64    $          .67    $         .23    $          .19
                                                 =============    ==============    =============    ==============

  Net income................................     $         .64    $          .67    $         .23    $          .19
                                                 =============    ==============    =============    ==============


Weighted average common
       shares outstanding - diluted.........         3,970,174         3,812,349        4,066,897         3,842,357
                                                 =============    ==============    =============    ==============

Earnings per common share-diluted
  Income from continuing operations.........     $         .63    $          .66    $         .23    $          .18
                                                 =============    ==============    =============    ==============

  Net income................................     $         .63    $          .66    $         .23    $          .18
                                                 =============    ==============    =============    ==============






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